Exhibit 10.1

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) made this 9th day of March, 2011, by and among AMERICAN CHARTERED BANK, an Illinois banking corporation (“Lender”), and LIME ENERGY CO., a Delaware corporation (the “Company”), LIME ENERGY CO. NEW YORK, INC., a Delaware corporation, LIME MIDWEST, INC., an Illinois corporation, PARKE INDUSTRIES INCORPORATED, a California corporation, PLI ACQUISITION CORP., a Delaware corporation, PLI ACQUISITION CORP., a Washington corporation, TEXAS ENERGY PRODUCTS, INC., a Delaware corporation, LIME ENERGY ASSET DEVELOPMENT, LLC, a Delaware limited liability company, APPLIED ENERGY MANAGEMENT, INC., a Massachusetts corporation,  LIME ENERGY CONSULTING AND TECHNICAL SERVICES, LLC,  a North Carolina limited liability company, APPLIED ENERGY MANAGEMENT LIGHTING, LLC, a Massachusetts limited liability company, LANDMARK ELECTRICAL AND MECHANICAL SERVICES, LLC, a New York limited liability company,  LANDMARK SERVICE COMPANY, LLC, a North Carolina limited liability company, LANDMARK SERVICES COMPANY OF NORTH CAROLINA, LLC, a North Carolina limited liability company, and LANDMARK SERVICES COMPANY OF FLORIDA, LLC, a Florida limited liability company, (collectively, the “Borrowing Subsidiaries;” the Company and the Borrowing Subsidiaries are hereinafter collectively referred to as “Borrowers” and each as a “Borrower”), jointly and severally, and LIME FINANCE, INC., a Delaware corporation (“Lime Finance”).

WITNESSETH:

A.            Borrowers may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made;

B.            In consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

DEFINITIONS

Certain Defined Terms.  Except as otherwise expressly provided in this Agreement, the following terms shall have the meanings given them in this Section 1.01:

“Account”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Accounts”, “Documents”, “Electronic Chattel Paper”, “Equipment”,  “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds” and “Tangible Chattel Paper” shall have the respective meanings assigned to such terms in the Uniform Commercial Code.

“Adjusted Prime Rate” means, for any day, the greater of (a) the Prime Rate in effect for such day plus .625%, or (b) 4.675%

“Affiliate” means any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a Loan Party, (b) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of a Loan Party, or (c) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by a Loan Party.

“Availability” means, at any time, the amount, if any, by which the Borrowing Base exceeds the sum of (a) the outstanding principal balance of the Revolving Loans; plus (b) the Letter of Credit Obligations.

“Availability Reserve” means, as of any date of determination, an amount or a percent of a specified category or item that Lender, in its sole discretion, establishes from time to time to reduce availability under the Borrowing Base (a) to reflect events, conditions, contingencies or risks which affect the assets, business or prospects of the Borrowers or any of them, or the Collateral or its value, or the enforceability, perfection or priority of Lender’s Lien in the Collateral, (b) to reflect Lender’s judgment that any collateral report or financial information relating to any Borrower and furnished to Lender may be incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts which does or would with notice or passage of time or both, constitute an Event of Default.

“Bank Products” means any service or facility extended to any Borrower by Lender or any affiliate of Lender including:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, (g) letters of credit, (h) Hedging Agreements or (i) foreign exchange services.

“Borrowing Base” means, at any time, the lesser of:

(a)           The Maximum Revolving Loan Limit; or

(b)           Subject to change from time to time in the Lender’s sole discretion, the sum of:

(i)            seventy percent (70%) of Borrowers’ Eligible Accounts; provided that if Dilution exceeds five percent (5%), such advance rate shall be reduced by one (1) percentage point for each whole or partial percentage point by which Dilution exceeds five percent (5%);

less

(iii)          the Hedging Obligation Reserve; less

(iv)          the Availability Reserve.

“Borrowing Base Certificate” means a certificate, in form and substance acceptable to Lender, setting forth the Borrowing Base and the component calculations thereof.

“Business Day” means any day other than a Saturday, a Sunday or any day that banks in Chicago, Illinois are required or permitted to close.

“Cash Collateral Account” means one or more accounts established by any Borrower in Lender’s name maintained with Lender.

“Change of Control” means any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) who is not an Owner on the date of this Agreement is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than ten percent (10%) of the voting power of all classes of Owners of any Loan Party.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, all as in effect from time to time.

“Collateral” means all of the property of Loan Parties described in Section 5 hereof, together with all other property of any Loan Party or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Obligations or the Guaranteed Obligations.

“Controlled Group” means a controlled group of corporations as defined in 26 U.S.C. § 1563.

“Current Ratio” means, for any period, the number obtained by dividing (a) the Borrowers’ total current assets as determined in accordance with GAAP on a consolidated basis but excluding those items determined by Lender in its sole discretion to be intangible (which excluded items shall include, without limitation, amounts due from officers and Affiliates of Borrowers, goodwill, deposits and prepaid expenses) by (b) the Borrowers’ total current liabilities as determined in accordance with GAAP on a consolidated basis.

“Default Rate” means an interest rate equal to four percent (4.0%) per annum in excess of the interest rate otherwise payable hereunder.

“Dilution” means, with respect to any period, the percentage obtained by dividing (a) the sum of non-cash credits against Accounts (including, but not limited to returns, adjustments  and rebates) of the Borrowers for such period, plus pending, but not yet applied, non-cash credits against Accounts of the Borrowers for such period, as determined by Lender in its reasonable  discretion by (b) gross invoiced sales of the Borrowers for such period.

“Eligible Account” means all Accounts owing to any Borrower which are acceptable to Lender, in its sole discretion, for lending purposes, net of any discounts, credits, or allowances, but excluding any Account having any of the following characteristics:

Accounts which remain unpaid for more than sixty (60) days after their due date or for more than one hundred twenty (120) days after their invoice date;

Accounts owing by a single Account Debtor, including a currently scheduled Account, if ten percent (10%) of the balance owing by said Account Debtor (excluding Retention amounts) is ineligible as a result of clause (a) above;

Accounts which are not due and payable within sixty (60) days after their invoice dates;

Accounts with respect to which the Account Debtor is a director, officer, employee or agent of such Borrower or is a Parent, a Subsidiary or an Affiliate of such Borrower;

Accounts with respect to which payment by the Account Debtor is or becomes conditional upon the Account Debtor’s approval of the Goods or services, or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold (unless the Account Debtor has executed a setoff waiver in form and substance acceptable to Lender), guaranteed sale, sale on approval, sale or return or consignment basis;

Accounts which are owed by an Account Debtor which (1) does not maintain its chief executive office in the United States of America or in a province or territory of Canada in which the Personal Property Security Act has been enacted and is in effect, or (2) is not organized under applicable law of the United States of America or any state of the United States of America, or under applicable law of Canada or any province or territory of Canada in which the Personal Property Security Act has been enacted and is in effect unless, in either case, such Account is either backed by a letter of credit acceptable to Lender which is in the possession of, has been assigned to and is directly drawable by Lender, or insured pursuant to a credit insurance policy acceptable to Lender and such insurance has been assigned to Lender;

Accounts with respect to which the Account Debtor is (1) the United States of America or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Accounts to Lender in accordance with the Assignment of Claims Act of 1940, as amended, or (2) any country other than the United States of America or any department, agency or instrumentality thereof;

The face amount of any Accounts with respect to which such Borrower is or may become liable to the Account Debtor for Goods sold or services rendered by such Account Debtor to such Borrower, but only to the extent of the maximum aggregate amount of such Borrower’s liability to such Account Debtor;

Accounts with respect to which (1) the Goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the Account Debtor, or (2) the services performed have not been completed and accepted as satisfactory by the Account Debtor;

Accounts which are not invoiced, dated as of such date and sent to the Account Debtor within thirty (30) days after the shipment and delivery to and acceptance by said Account Debtor of the goods or the performance of the services giving rise thereto;

Accounts with respect to which possession or control of the goods sold is held, maintained or retained by such Borrower, or by any agent or custodian of such Borrower, for the account of or subject to further or future direction from the Account Debtor;

Accounts which are owing by any Account Debtor involved as a debtor in any bankruptcy or other state or federal insolvency proceeding, whether voluntary or involuntary;

Accounts which arise in any manner other than the sale of inventory or services in the ordinary course of such Borrower’s business;

Accounts with respect to which the Account Debtor is located in a state which requires such Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (i) receive a certificate of authority to do business and be in good standing in such state, or (ii) file a notice of business activities report or similar report with such state’s taxing authority, unless (A) such Borrower has taken one of the actions described in clauses (i) or (ii), (B) the failure to take one of the actions described in either clause (i) or (ii) may be cured retroactively by such Borrower at its election, or (C) such Borrower has proven, to Lender’s satisfaction, that it is exempt from any such requirements under any such state’s laws;

All or any portion of an Account to the extent there exists or the Account Debtor has asserted a counterclaim or dispute or is otherwise subject to a contra claim; provided, however, if the amount of such counterclaim, dispute or such contra claim is equal to or greater than ten percent (10%) of the total Account owing from such Account Debtor to such Borrower, then the full amount of such Account shall be deemed an ineligible Account;

Accounts for any Account Debtor which exceed a credit limit established by Lender for such Account Debtor, but only to the extent of such excess;

Accounts as to which any covenant, representation or warranty with respect to such Account has been breached;

Accounts which are not subject to a first priority lien in favor of Lender;

Accounts  for which the Account Debtor has paid a deposit to Lender, but only to the extent of such deposit;

Accounts for which such Borrower has failed to deliver to Lender such documents as Lender may have requested pursuant to Section 7.01 hereof;

Accounts as to which Lender, at any time or times hereafter, determines in good faith that the prospect of payment or performance by the Account Debtor is or will be impaired; and

(v)           Any portion of an Account subject to Retention.

“Enforcement Costs” means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside counsel attorney’s fees and expenses and the fees, costs and expenses described in Section 4.05(g) (Costs and Expenses)) of any nature whatsoever paid or incurred by or on behalf of Lender in connection with (a) any or all of the Obligations, the Guaranteed Obligations, this Agreement and/or any of the other Loan Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Loan Documents, including, without limitation, those costs and expenses more specifically enumerated in this Agreement and the other Loan Documents, and further including, without limitation, amounts paid to lessors, processors, bailees, warehousemen, sureties, judgment creditors and others in possession of or with a Lien against or claimed against the Collateral, and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Loan Documents, and/or the Collateral.

“Environmental Laws” means all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to any Borrower’s business or facilities owned or operated by a Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

“ERISA Affiliate” means any Person who for purposes of Title IV of ERISA is a member of the Borrowers’ Controlled Group, or under common control with a Borrower, within the meaning of Section 414 of the Code.

“Event of Default” shall have the meaning specified in Section 13.01 hereof.

“Excess Availability” means, as of any date of determination by Lender, the sum of (a) the Borrowing Base, less (b) the aggregate outstanding Revolving Loans and Letter of Credit Obligations as of the close of business on such date.

“Excluded Taxes” means, with respect to Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower or any Guarantor hereunder or under any other Loan Document, any taxes on or measured by overall net income (however denominated), franchise taxes (in lieu of net income taxes) and branch profits taxes, in each case imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of Lender, in which its applicable Lending Office is located.

“Fiscal Year” means each twelve (12) month accounting period of the Borrowers, which ends on December 31 of each year.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” has the meaning set forth in Section 15.01.

“Guarantor” means Lime Finance and every other Person now or in the future who agrees to guaranty the Obligations.

“Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

“Hedging Agreement” means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rate, currency exchange rates or commodity prices.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any Hedging Agreement.  The amount of any Person’s obligations in respect of any Hedging Obligation shall be deemed to be the incremental obligations that would be reflected in the financial statements of such Person in accordance with GAAP.

“Hedging Obligation Reserve” means, as of any date of determination, such amounts as the Lender may from time to time establish and adjust to reduce availability under the Borrowing Base to reflect the Borrowers’ Hedging Obligations.

“Indebtedness” of a Person means at any time the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker’s or other acceptances or similar obligations issued or created for the account of such Person, (c) lease indebtedness, liabilities and other obligations of such Person with respect to capital leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person’s interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under an employee stock ownership plan or other similar employee benefit plan; (g) any obligation of such Person or a commonly controlled entity to a multi-employer plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP consistently applied.

“Indemnified Party” shall have the meaning specified in Section 16.01 hereof.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Laws” means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

“Lending Office” means the office or offices of Lender described on Schedule 16.02, or such other office or offices as Lender may from time to time notify Borrowers.

“Letter of Credit” means any Letter of Credit issued on behalf of any Borrower in accordance with this Agreement.

“Letter of Credit Fee Amount” means two percent (2%) per annum on the aggregate undrawn face amount of all Letters of Credit outstanding.

“Letter of Credit Obligations” means, as of any date of determination, the sum of (a) the aggregate undrawn face amount of all Letters of Credit, plus (b) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Revolving Loans hereunder.

“Letter of Credit Sublimit” means Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00).

“Liabilities” means, with respect to Borrowers as of any date of determination and on a consolidated basis, all indebtedness and other obligations of Borrowers that are or should be shown as liabilities on a balance sheet of Borrowers prepared in accordance with GAAP, including all capitalized lease obligations.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, judgment lien, assignment, financing statement, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired and whether arising by agreement or operation of law, all whether perfected or unperfected.

“Loan Documents” means this Agreement and all other agreements, instruments and documents including, without limitation, promissory notes, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, Hedging Agreements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of any Borrower, any Guarantor or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Obligations or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

“Loan Party” means each Borrower and each Guarantor.

“Loan Party Equity Interests” means all Equity Interests owned or held by or on behalf of any Loan Party in any other Loan Party, and all Security Certificates, Instruments and other documents, if any, representing or evidencing such Equity Interests.

“Loans” means all loans and advances made by Lender to or on behalf of Borrowers hereunder.

“Lock Box” means one or more post office boxes designated by, and under the exclusive control of, Lender.

“Material Adverse Effect” means any of the following:  (a) a material adverse change in, or material adverse effect upon, the business, condition (financial or otherwise), operations, performance or properties of the Loan Parties taken as a whole; (b) an impairment of the ability of either any Borrower or the Loan Parties taken as a whole, to perform their respective material obligations under the Loan Documents; or (c) a material adverse effect upon:  (i) the legality, validity, binding effect or enforceability of any Loan Document to which any Loan Party is a party against either:  (A) any Borrower; or (B) the Loan Parties taken as a whole; or (ii) the rights and remedies of Lender under or in respect of any Loan Document.

“Maturity Date” means March 9, 2012.

“Maximum Revolving Loan Limit” means $7,000,000.00.

“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any Borrower or any ERISA Affiliate contributes or is obligated to contribute.

“Obligations” means any and all obligations, liabilities and indebtedness of Borrowers (or of any Borrower) to Lender or to any parent, affiliate or subsidiary of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing or contemplated, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance and obligations, liabilities and indebtedness with respect to Hedging Obligations), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law and, without implying any limitation on the foregoing,  including, without limitation, all Loans, Bank Products, and Enforcement Costs.

“OFAC” means the Office of Foreign Assets Control.

“Other Taxes” means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Owner” means with respect to any Borrower, each Person having legal or beneficial title to an ownership interest in such Borrower or a right to acquire such an interest.

“Parent” means any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of any Borrower.

“Pass-Through Tax Liabilities” means the amount of state and federal income tax paid or to be paid by the Owners on taxable income earned by any Borrower and attributable to the Owners as a result of such Borrower’s “pass-through” tax status, assuming the highest marginal income tax rate for federal and state (for the state or states in which any owner is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to the Owners from or through such Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of any Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

“Permitted Liens” means: (a) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which the applicable Loan Party has maintained adequate reserves; (b) liens or security interests in favor of Lender, whether created under the Loan Documents or any other documents; (c) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect; (d) liens in connection with purchase money indebtedness with respect to Equipment and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (e) liens set forth on Schedule 1.01-C; (f) liens specifically permitted by Lender in writing; (g) involuntary liens securing amounts less than $100,000 and which are released or for which a bond acceptable to Lender, in its sole discretion, has been posted within ten (10) days of its creation, and (h) any ownership rights which might arise to the benefit of a customer in Equipment of any Borrower which has been installed in such customer’s premises and for which payment of such Equipment has not yet been made to Borrower.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate.

“Pledged Collateral” means, collectively, Pledged Debt and Loan Party Equity Interests.

“Pledged Debt” means all debt owed or owing to any Loan Party or any Subsidiary by such Loan Party or any of such Loan Party’s subsidiaries, all Instruments, Chattel Paper or other documents, if any, representing or evidencing such debt.

“Prime Rate” means the prime rate as published in the “Money Rates” Section of the Wall Street Journal as of the applicable determination date.

“Regulatory Change” shall have the meaning specified in Section 4.04(c) hereof.

“Reportable Event” means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Retention” shall mean that portion of an Account of any Borrower, payment of which is withheld by an Account Debtor pursuant to the terms of the related contract as security for such Borrower’s performance pending completion of the contract giving rise to said Account.

“Revolving Loans” shall have the meaning specified in Section 2.01 hereof.

“Subordinated Debt” means indebtedness and liabilities of any Borrower which has been subordinated to the Obligations by a Subordination Agreement.

“Subordinated Loan Documents” means any and all promissory notes, agreements, documents or instruments now or at any time evidencing, securing, guarantying or otherwise executed and delivered in connection with the Subordinated Debt, as the same may from time to time be amended, restated, supplemented or modified.

“Subordination Agreements” means those certain subordination agreements entered into now or in the future by any Borrower, a subordinated creditor of such Borrower and the Lender, as the same may be from time to time amended, restated, supplemented or modified.

“Subsidiary” of any Borrower means any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by such Borrower or any partnership of which such Borrower is a general partner.

“Tangible Capital Funds” means, as of any date of determination and on a consolidated basis, the sum of (without duplication) (a) shareholders’ equity (including retained earnings), minus (b) the net book value of all intangible assets as determined solely by Lender on a consistent basis which intangible assets shall include, without limitation, amounts due from officers, employees and Affiliates of Borrowers, prepaid expenses, deposits and goodwill, plus (c) Subordinated Debt, all as determined under GAAP, except as set forth herein.

“Tangible Leverage Ratio” means the number obtained by dividing (a) the total Liabilities of Borrowers less any Subordinated Debt, by (b) the Borrowers’ Tangible Capital Funds.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest of (a) the Maturity Date, (b) the date Borrowers terminate this Agreement pursuant to Section 8.01 hereof, or (c) the date Lender accelerates payment of the Obligations pursuant to Section 13.02 hereof.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of Illinois.

Other Definitional Terms; Rules of Interpretation.

The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.  All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC.  References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”.  Defined terms include in the singular number the plural and in the plural number the singular.  Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor.  Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

LOANS.

Revolving Loans.

Subject to the terms and conditions of the Loan Documents, from time to time prior to the Termination Date, Lender shall make revolving loans and advances (the “Revolving Loans”) to the Borrowers in an amount not in excess of Availability.

Requests for Revolving Loans.

A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner:  The Company shall give Lender same day notice, no later than 12:00 P.M. (Chicago, Illinois local time) for such day, of its request for a Revolving Loan, in which notice the Company shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default.  In the event that the Borrowers maintain one or more controlled disbursement accounts at Lender, each check presented for payment against such controlled disbursement account(s) and any other charge or request for payment against such controlled disbursement account(s) shall constitute a request for a Revolving Loan.  As an accommodation to the Borrowers, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by the Company.  Unless the Company specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from the Company, Lender shall have no liability to Borrowers for any loss or damage suffered by Borrowers as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by the Company and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

Borrowers hereby irrevocably authorize Lender to disburse the proceeds of each Revolving Loan requested by the Company, or deemed to be requested by the Company, as follows: (i)  the proceeds of each Revolving Loan requested under Section 2.02(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, (ii) in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from the Company, and (iii) in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by the Company and Lender from time to time, or elsewhere if pursuant to a written direction from the Company.

Repayments.

The Obligations shall be repaid as follows:

Repayment of Revolving Loans.  Subject to the terms of Section 6.01 hereof, the Revolving Loans and all other Obligations shall be repaid on the Termination Date.  Borrowers may from time to time voluntarily prepay the Revolving Loans in whole or in part subject to the terms and conditions of this Agreement.  If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

Overadvances.  If at any time Availability is less than $0.00, or any portion of the Revolving Loans exceeds any applicable sublimit within the Borrowing Base, Borrowers shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans to eliminate such excess.

Notes.

The Loans shall, in Lender’s sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to Lender.  However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender.

Bank Products.

Borrowers may request, and Lender or its affiliates may, in their sole and absolute discretion, provide, Bank Products although Borrowers are not required to do so.  In the event any Borrower requests Lender and/or its affiliates to procure or provide Bank Products, then such Borrower agrees with Lender and/or such affiliates, as applicable, to pay when due all indebtedness, liabilities and obligations with respect to Bank Products and further agrees to indemnify and hold Lender and/or such affiliates harmless from any and all indebtedness, liabilities, obligations, losses, costs and expenses (including, without limitation,  reasonable attorneys fees) now or hereafter owing to or incurred by Lender (including, without limitation, those under agreements of indemnifications or assurances provided by Lender to its affiliates) and/or its affiliates with respect to Bank Products, all as the same may arise.  In the event any Borrower shall not have paid to Lender and/or its affiliates such amounts, Lender may cover such amounts by an advance under the Revolving Loan, which advance shall be deemed to have been requested by the Company.  Borrowers jointly and severally acknowledge and agree that (a) all indebtedness, liabilities and obligations with respect to Bank Products provided by Lender or its affiliates, and all of its agreements under this Section, are part of the Obligations secured by the Collateral, and (b) the obtaining of Bank Products from Lender or its affiliates (i) is in the sole and absolute discretion of Lender or its affiliates and (ii) is subject to all rules and regulations of Lender or its affiliates.

LETTERS OF CREDIT.

General Terms.

Subject to the terms and conditions of the Loan Documents, prior to the Termination Date, Lender shall, from time to time cause to be issued and co-sign for or otherwise guarantee, upon the Company’s request, commercial and/or standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed the Letter of Credit Sublimit.  Payments made by the issuer of a Letter of Credit to any Person on account of any Letter of Credit shall be immediately payable by Borrowers without notice, presentment or demand and Borrowers agree that each payment made by the issuer of a Letter of Credit in respect of a Letter of Credit shall constitute a request by the Company for a Loan to reimburse such issuer.  In the event such Loan is not advanced by Lender for any reason, such reimbursement obligations (whether owing to the issuer of the Letter of Credit or Lender if Lender is not the issuer) shall become part of the Obligations hereunder and shall bear interest at the rate then applicable to Revolving Loans until repaid.  Borrowers shall remit to Lender a Letter of Credit fee equal to the Letter of Credit Fee Amount, which fee shall be payable monthly in arrears on the last Business Day of each month for commercial Letters of Credit and payable at the beginning of each year in advance for standby Letters of Credit.  Said fee shall be calculated on the basis of a 360 day year.  Borrowers shall also pay on demand the normal and customary administrative charges of the issuer of the Letter of Credit for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

Requests for Letters of Credit.

The Company shall make requests for Letters of Credit in writing at least two (2) Business Days prior to the date such Letter of Credit is to be issued.  Each such request shall specify the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby.  Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit.  If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

Obligations Absolute.

Borrowers shall be obligated to reimburse the issuer of any Letter of Credit, or Lender if Lender has reimbursed such issuer on any Borrower’s behalf, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid regardless of:  (a) any lack of validity or enforceability of any Letter of Credit, (b) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any other Loan Document, (c) the existence of any claim, set off, defense or other right which any Borrower or any other Person may have against any beneficiary of any Letter of Credit, Lender or the issuer of the Letter of Credit, (d) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (e) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (f) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit, the Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of any Borrower’s obligations hereunder.  It is understood and agreed by Borrowers that the issuer of any Letter of Credit may accept documents that reasonably appear on their face to be in order without further investigation or inquiry.

Expiration Dates of Letters of Credit.

The expiration date of each Letter of Credit shall be no later than the thirtieth (30th) day prior to the Maturity Date.  Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth (30th) day prior to the Maturity Date.

INTEREST, FEES AND CHARGES.

Interest Rate.

Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Adjusted Prime Rate.

Default Interest Rate.

Upon the occurrence of an Event of Default and during the continuance thereof, at Lender’s option, each Loan shall bear interest at the Default Rate, effective as of the first day the Event of Default occurs, which interest shall be payable on demand.  The decision of Lender to not impose the Default Rate shall be made by the Lender, in its sole discretion, and shall not be a waiver of any of its other rights and remedies.

Interest Payments.

Interest on Revolving Loans shall be due and payable on the first day of each month in arrears and on the Termination Date, or if any such day is not a Business Day, on the next succeeding Business Day.  Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on the Loans or the fees hereunder, as the case may be.

Fees And Charges.

Unused Line Fee:  Borrowers shall pay to Lender an unused line fee of .30% per annum of the difference between (i) the Maximum Revolving Loan Limit and (ii) the sum of (A) the average daily balance of the Revolving Loans plus (B) the Letter of Credit Obligations for each calendar quarter, which fee shall be fully earned by Lender and payable quarterly in arrears on the first Business Day of each calendar quarter.  Said fee shall be calculated on the basis of a 360 day year.

Costs and Expenses:  Borrowers shall reimburse Lender for all costs and expenses, including, without limitation, expenses and fees of third-party service providers, legal expenses and reasonable attorneys’ fees, incurred by Lender in connection with the (i) documentation and consummation of this transaction and any other transactions between Borrowers and Lender, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, field examination costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Obligations; (iv) administration of the Loans and the Collateral; and (v) enforcement of any of Lender’s rights under this Agreement or any other Loan Document (including, without limitation, any costs and expenses of any third party provider engaged by Lender for such purposes).  Borrowers shall also pay all normal service charges with respect to all accounts maintained by Borrowers with Lender and any additional services requested by Borrowers from Lender.

Capital Adequacy Charge.  If Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by a material amount, then promptly following such change and from time to time, after submission by Lender to Borrowers of a written demand therefor together with the certificate described below, Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction, such written demand to be made with reasonable promptness following such determination.  A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error.  Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the additional amount or amounts to be paid to Lender, and the method by which such amount was determined.  In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

Maximum Interest.

It is the intent of the parties that the rate of interest and other charges to Borrowers under the Loan Documents shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrowers, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrowers.

Authorization to Make Revolving Loans.

Borrowers hereby authorize Lender, in its reasonable discretion, to charge any of Borrowers’ accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under the Loan Documents and not made by Borrowers when due.

Computation of Interest and Fees.

All interest accruing on the outstanding principal amount of the Loans and fees hereunder outstanding from time to time shall be calculated on the basis of actual number of days elapsed in a 360-day year.

Taxes.

Any and all payments by Borrowers to or on account of any obligation of Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that, if Borrowers shall be required by any applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then:  (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.08(a)), Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) Borrowers shall make such deductions; and (iii) Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

Without limiting the provisions of Section 4.08(a), Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

Borrowers shall indemnify Lender, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section 4.08) paid by Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrowers by Lender shall be conclusive absent manifest error.

If requested in writing by Lender, Borrowers shall deliver to Lender, as soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

If Lender receives a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which any Borrower has paid additional amounts pursuant to this Section 4.08, it shall pay to Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section 4.08 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrowers, upon the request of Lender, agree to repay the amount paid over to any Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority.  This subsection (e) shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Person.

COLLATERAL.

Grant of Security Interest to Lender.

As security for the payment of all Loans now or in the future made by Lender to any Borrower hereunder, for the payment or other satisfaction of all other Obligations, and for the payment and other satisfaction by Lime Energy of all of the Guaranteed Obligations, each Loan Party hereby assigns to Lender and grants to Lender a continuing security interest in the following property of such Loan Party, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located:  (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by any Loan Party has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, any Loan Party; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory), including, without limitation, Equipment; (e) all Investment Property (excluding Equity Interests other than Loan Party Equity Interests); (f) all Deposit Accounts, bank accounts, deposits and cash; (g)  all Letter-of-Credit Rights; (h)  Commercial Tort Claims listed on Schedule 5.01 hereto; (i) any other property of any Loan Party now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (j) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Loan Parties’ books and records relating to any of the foregoing and to Loan Party’s business.

Other Security.

Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of Loan Parties under the Loan Documents or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral, provided, that Lender may take such actions with respect to Permitted Liens only after the occurrence and during the continuance of an Event of Default.  All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Obligations or Guaranteed Obligations, as applicable, payable by Loan Parties to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

Possessory Collateral.

Immediately upon any Loan Party’s receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Loan Party shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender).  If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Loan Parties’ attorney and agent-in-fact, to endorse or assign the same on Loan Parties’ behalf.

Electronic Chattel Paper.

To the extent that any Loan Party obtains or maintains any Electronic Chattel Paper, such Loan Party shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (d), (e) and (f) below, unalterable, (b) the authoritative copy identifies Lender as the assignee of the record or records, (c) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy, and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

Possession of Collateral.

Until otherwise notified by Lender following the occurrence of an Event of Default, Loan Parties shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Loan Parties’ business, to (a) sell, lease or furnish under contracts of service any of Loan Parties’ Inventory normally held by Loan Parties for any such purpose; (b) use and consume any raw materials, work in process or other materials normally held by Loan Parties for such purpose; and (c) dispose of obsolete or unuseful Equipment so long as all of the proceeds thereof are paid to Lender for application to the Obligations (except for such proceeds which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment); provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Loan Parties.

Pledged Collateral.

Registration in Nominee Name; Denominations.  Each Loan Party hereby agrees that without limiting Article 5, Lender shall have the right (in its sole and absolute discretion) to hold, where applicable, Pledged Collateral in the Lender’s own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of such Loan Party, endorsed or assigned, where applicable, in blank or in favor of Lender.

Distributions. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to receive (for application to the Obligations) all dividends, interest or principal in respect of Pledged Collateral and to the extent that any thereof is received by or on behalf of any Loan Party, it shall be held in trust for the benefit of Lender, shall be segregated from other property or funds of such Loan Party and shall be forthwith delivered to Lender upon demand in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or received by Lender pursuant to this clause shall be retained by Lender in an account to be established in the name of Lender, under its sole dominion and control and shall be applied to the Obligations as determined by Lender.

Voting Rights.  Upon the occurrence and during the continuance of an Event of Default, Lender shall be vested with all rights of Loan Parties to exercise the voting and consensual rights and powers with respect to Pledged Collateral.

Control.  If at any time any Pledged Equity Interests do not constitute Securities or if any Pledged Equity Interests constituting Securities are not evidenced by a Security Certificate, Loan Parties shall take such actions and execute such documents, at Loan Parties’ expense, as is necessary to establish Lender’s control thereof or otherwise perfect the security interest therein.

Assignment of Insurance.

As additional security for the payment and performance of the Obligations and Guaranteed Obligations, Loan Parties hereby assign to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Loan Parties with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Loan Parties hereby direct the issuer of any such policy to pay all such monies directly to the Lender.  At any time, whether or not an Event of Default then exists, the Lender may (but need not), in the Lender’s name or in any Loan Party’s name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.  Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Lender to be applied, at the option of the Lender, either to the prepayment of the Obligations or shall be disbursed to Loan Parties under staged payment terms reasonably satisfactory to the Lender for application to the cost of repairs, replacements, or restorations.  Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

Preservation of Collateral and Perfection of Security Interests.

Each Loan Party shall, at Lender’s request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable, in its sole discretion, in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations or Guaranteed Obligations, as applicable, and in order to facilitate the collection of the Collateral.  Each Loan Party irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Loan Party’s true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender’s security interest in the Collateral.  Each Loan Party further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.  Each Loan Party further ratifies and confirms the prior filing by Lender of any and all financing statements which identify the Loan Party as debtor, Lender as secured party and any or all Collateral as collateral.  Upon the request of Lender, each Loan Party agrees to execute and deliver to Lender Grants of Security Interest in Trademarks and Patents and Grants of Security Interest in Copyrights in the forms of Exhibits C and D respectively.

COLLECTIONS.

Lockbox and Cash Collateral Account

Each Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a Lock Box.  Borrowers shall establish a Cash Collateral Account, into which all payments received in a Lock Box shall be deposited, and into which each Borrower will immediately deposit all payments received by such Borrower on Accounts in the identical form in which such payments were received, whether by cash or check.  If any Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of any Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with any Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to a Cash Collateral Account.  Borrowers agree that all payments made to such Cash Collateral Accounts or otherwise received by Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be applied on account of the Obligations in accordance with the terms of this Agreement; provided however, that, after any such application on account of the Obligations and so long as no Event of Default has occurred, any remaining immediately available funds in such Cash Collateral Accounts may be disbursed, at Borrowers’ discretion, to Borrowers so long as after giving effect to such disbursement, Borrowers’ Availability equals or exceeds the aggregate of the outstanding Revolving Loans and Letter of Credit Obligations at such time.  Borrowers agree to pay all customary fees, costs and expenses in connection with opening and maintaining the Lock Box and Cash Collateral Accounts.  All of such fees, costs and expenses if not paid by Borrowers, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrowers upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.  All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by Borrowers to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on Borrowers’ behalf.  For the purpose of this section, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact (i) to endorse such Borrower’s name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof; and (iii) to have access to any lock box or postal box into which any of any Borrower’s mail is deposited, and open and process all mail addressed to any Borrower and deposited therein.

Collection of Accounts.

Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Obligations, (a) enforce collection of any of any Borrower’s Accounts or other amounts owed to any Borrower by suit or otherwise; (b) exercise all of Borrowers’ rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to any Borrower; (c) surrender, release or exchange all or any part of any Accounts or other amounts owed to any Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (d) sell or assign any Account of any Borrower or other amount owed to any Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (e) prepare, file and sign any Borrower’s name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to such Borrower; and (f) do all other acts and things which are necessary, in Lender’s sole discretion, to fulfill Borrowers’ obligations under the Loan Documents and to allow Lender to collect the Accounts or other amounts owed to any Borrower.  In addition to any other provision hereof, Lender may at any time, after the occurrence and during the continuance of an Event of Default, at Borrowers’ expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

Application of Collected Funds.

For purposes of determining the amount of Revolving Loans available for borrowing purposes, the balance in the Cash Collateral Account as of the end of a Business Day, shall, without duplication, be applied against the Obligations at the beginning of the next Business Day in such order as Lender shall determine in its sole discretion.

For purposes of calculating interest and fees, Lender shall apply all collected and available funds one (1) Business Day after application of the proceeds set forth in Section 6.03(a).

Account Statements.

On a monthly basis, Lender shall deliver to Borrowers an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrowers unless Borrowers notify Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrowers and any such notice shall only constitute an objection to the items specifically identified.

COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES

Monthly Reports.

At any time during which Revolving Loans or Letter of Credit Obligations remain outstanding, Borrowers shall deliver to Lender, in addition to any other reports, as soon as practicable and in any event within fifteen (15) days after the end of each calendar month, (a) an executed Borrowing Base Certificate, (b) a detailed trial balance of Borrowers’ Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, when requested by the Lender, the names and addresses of all Account Debtors of Borrowers, and (c) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Lender may require in its sole discretion), including a listing of any held checks.  Any Borrowing Base Certificate delivered pursuant to clause (a) above shall reflect the activity of each Borrower with respect to Accounts for the immediately preceding calendar month, and shall be in a form and with such specificity as is satisfactory to Lender and shall contain such additional information concerning Accounts, Inventory and Equipment as may be requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

Financial Statements.

Borrowers shall deliver, or cause to be delivered, to Lender the following financial information, all of which shall be prepared in accordance with GAAP, and shall be accompanied by a compliance certificate in the form of Exhibit B hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement:  (a) no later than forty-five (45) days after the end of each fiscal quarter, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrowers, prepared on a consolidated basis, certified by the Chief Financial Officer of the Company, together with a memorandum comparing variances of each of the foregoing against projections provided to Lender hereunder and an explanation of such variances with such backup documentation as may be required by Lender; and (b) no later than ninety (90) days after the end of each of Borrowers’ Fiscal Years, audited annual financial statements of Borrowers, prepared on a consolidated basis, with an unqualified opinion by independent certified public accountants selected by Borrowers and reasonably satisfactory to Lender, which financial statements shall be accompanied by copies of any management letters sent to any Borrower by such accountants.

Annual Projections.

As soon as practicable and in any event prior to the beginning of each Fiscal Year, Borrowers shall deliver to Lender projected balance sheets, statements of income and cash flow for Borrowers on a consolidated basis, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Lender.

Explanation of Budgets and Projections.

In conjunction with the delivery of the annual presentation of projections or budgets referred to in Section 7.03 above, Borrowers shall deliver a letter signed by the Treasurer or Chief Financial Officer of the Company, describing, comparing and analyzing, in detail, all material changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrowers on a consolidated basis.

Public Reporting.

Promptly following request therefor by Lender, the Company shall deliver to Lender copies of all registration statements (excluding registration statements on Form S-8) and annual, quarterly, monthly or other regular reports (excluding Section 16 filings) which the Company or any of its Subsidiaries files with the Securities and Exchange Commission, as well as promptly upon request providing to Lender copies of any reports and proxy statements delivered to its shareholders.

Other Information.

Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

Tax Returns.

After the filing thereof and promptly following request therefor by Lender, copies of federal and state income tax returns and schedules of Borrowers.

TERMINATION; AUTOMATIC RENEWAL.

Original Term.

This Agreement shall be in effect from the date hereof until the Termination Date.  Borrowers may terminate this Agreement upon ten (10) days’ prior written notice and payment in full of the Obligations.

Termination of Agreement.

Lender shall not make any additional Loans on or after the Termination Date and this Agreement shall terminate on the date thereafter that the Obligations are paid in full.  The termination of this Agreement shall not affect Lender’s or any Loan Party’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated.  The security interests, Liens, and rights granted to Lender herein shall continue in full force and effect until all of the Obligations have been indefeasibly paid and performed in full.  All representations, warranties, covenants, waivers, and agreements contained herein shall survive termination of this Agreement until all Obligations are indefeasibly paid and performed in full.  Upon the indefeasible payment in full of all Obligations, Lender shall promptly release all liens and security interests granted to Lender by any Loan Party pursuant to this Agreement, and shall fully comply with all reasonable requests of any Loan Party to ensure the complete release of all Lender’s liens on, and return of, all Collateral.

REPRESENTATIONS AND WARRANTIES.

Loan Parties jointly and severally represent and warrant to Lender as follows:

Financial Statements and Other Information.

The financial statements and other information delivered or to be delivered by Borrowers to Lender at or prior to the date of this Agreement fairly present in all material respects the financial condition of Borrowers, and there has been no Material Adverse Effect with respect to any Borrower since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement.  All written information now or heretofore furnished by Borrowers to Lender is true and correct in all material respects as of the date with respect to which such information was furnished.

Locations.

The office where each Loan Party keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Loan Party’s principal place of business and all of each Loan Party’s other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth on Schedule 9.02 and at other locations within the continental United States of which Lender has been advised by Loan Parties in accordance with Section 10.02(a).  The Collateral, including, without limitation, the Equipment (except any part thereof which Loan Parties shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Schedule 9.02, and at other locations within the continental United States of which Lender has been advised by Loan Parties in writing in accordance with Section 10.02(a) hereof.

Loans by Borrower.

Except as provided on Schedule 9.03, no Borrower has made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of Borrowers for travel and other expenses arising in the ordinary course of Borrowers’ business and loans permitted pursuant to Section 11.06 hereof.

Accounts and Inventory.

Each Account which any Borrower shall, expressly or by implication, request Lender to classify as an Eligible Account shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the definition of “Eligible Account” as set forth herein and as otherwise established by Lender from time to time.

Liens.

Each Loan Party is the lawful owner of all Collateral now purportedly owned by such Loan Party, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

Organization, Authority and No Conflict.

Each Loan Party is an entity of the type set forth on Schedule 9.06, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation.  Each Loan Party’s jurisdiction of incorporation, organization or formation, federal employer identification number and organization identification number are correctly set forth on Schedule 9.06.  Each Loan Party is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or, if such Loan Party is not so qualified, the failure to be qualified or in good standing would not have a Material Adverse Effect or otherwise affect Lender’s rights in any material respect.  Each Loan Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents and perform its obligations hereunder and thereunder.  Each Loan Party’s execution, delivery and performance of the Loan Documents does not conflict with the provisions of the organizational documents of such Loan Party, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document binding on such Loan Party, except for conflicts with agreements, contracts or other documents which would not have a Material Adverse Effect, and each Loan Party’s execution, delivery and performance of the Loan Documents shall not result in the imposition of any lien or other encumbrance upon any of such Loan Party’s property (other than Permitted Liens) under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Loan Party or any of its property may be bound or affected.  If a Loan Party is a partnership or limited liability company, such Loan Party has not expressly elected to have its equity interests treated as “Securities” under and as defined in Article 8 of the Uniform Commercial Code.

Litigation.

Except as disclosed to Lender on Schedule 9.07 hereto, there are no actions or proceedings which are pending or, to the best of Loan Parties’ knowledge, threatened against a Loan Party which is reasonably likely to have a Material Adverse Effect.  No Loan Party has any Commercial Tort Claims pending other than those set forth on Schedule 5.01 and those of which Lender has been advised by Loan Parties in writing in accordance with Section 10.02(c) hereof.

Compliance with Laws and Maintenance of Permits.

Each Loan Party has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect.  Each Loan Party is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect.

Affiliate Transactions.

Except as set forth on Schedule 9.09 hereto, no Loan Party is conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to a Loan Party than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

Names and Trade Names.

Each Loan Party’s name has always been as set forth on the first page of this Agreement and each Loan Party uses no trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on Schedule 9.10 hereto.

Equipment.

Except for Permitted Liens, each Loan Party has good and merchantable title to and ownership of all Equipment.  Except as described in clause (h) of the definition of Permitted Liens, no Equipment is a fixture to real estate unless such real estate is owned by such Loan Party.

Enforceability.

The Loan Documents to which any Loan Party is a party are the legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms.

Solvency.

The Borrowers, on a consolidated basis, are, after giving effect to the transactions contemplated hereby, collectively solvent, able to pay debts as they become due, have capital sufficient to carry on the business of the Company on a consolidated basis, now own property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of the Loan Documents or by completion of the transactions contemplated hereunder or thereunder.

Indebtedness.

Except as set forth on Schedule 9.14 hereto and as permitted by Section 11.02, no Borrower is obligated (directly or indirectly), for any loans or other Indebtedness other than the Loans.

Margin Security and Use of Proceeds.

No Borrower owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

Parent, Subsidiaries and Affiliates.

Except as set forth on Schedule 9.16 hereto, no Loan Party has any Parents, Subsidiaries or other Affiliates or divisions, nor is any Loan Party engaged in any joint venture or partnership with any other Person.

No Defaults.

No Loan Party is in default under any contract, lease or commitment to which it is a party or by which it is bound which would result in a Material Adverse Effect.  No Loan Party knows of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect.

Employee Matters.

There are no controversies pending or, to Loan Parties’ knowledge, threatened between any Loan Party and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect, and each Loan Party is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect.

Intellectual Property.

Intellectual Property Rights.  Set forth on Schedule 9.19 is a complete list of all patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and copyrights for which a Loan Party is the owner of record (the “Intellectual Property”).  Except as disclosed on Schedule 9.19, (i) each Loan Party owns its Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than such Loan Party owns or has been granted any right in the Intellectual Property, (iii) all Intellectual Property is valid, subsisting and enforceable and (iv) such Loan Party has taken all commercially reasonable action necessary to maintain and protect the Intellectual Property.  The use of such Intellectual Property by such Loan Party and the operation of its businesses does not infringe any valid and enforceable intellectual property rights of any other Person, except to the extent any such infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Loan Party infringes upon any rights held by any other Person, except to the extent any such infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as specifically disclosed on Schedule 9.19, no claim or litigation regarding any of the foregoing is pending or, to Loan Party’s knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to Loan Parties’ knowledge, proposed, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Licensed Intellectual Property.  No Loan Party possesses any licenses other than (i) as set forth on Schedule 9.19, and (ii) readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks.

Environmental Matters.

No Loan Party has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Loan Party comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.  There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of the Loan Parties’ knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Loan Party or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Loan Party or its business, operations or assets or any properties at which any Loan Party has transported, stored or disposed of any Hazardous Materials.  No Loan Party has any liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which would have a Material Adverse Effect.

ERISA Matters.

Except as disclosed to the Lender in writing prior to the date hereof, neither any Borrower nor any ERISA Affiliate (a) maintains or has maintained any Pension Plan, (b) contributes or has contributed to any Multiemployer Plan or (c) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law).  Neither any Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan.  No Reportable Event exists in connection with any Pension Plan.  Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan’s tax qualified status.  Neither any Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the PBGC, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

AFFIRMATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and termination of this Agreement, Loan Parties jointly and severally covenant and agree as follows:

Maintenance of Records.

Loan Parties shall at all times keep accurate and complete books, records and accounts with respect to all of Loan Parties’ business activities, in accordance with GAAP, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 9.02.

Notices.

Loan Parties shall provide written notice to Lender of the following:

Locations.  Promptly upon becoming aware of (but in no event less than ten (10) days prior to the occurrence thereof) the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of a Loan Party’s books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which such Loan Party has previously advised Lender that such Goods will be used.

Eligible Accounts.  Promptly upon becoming aware thereof, if any Account identified by Borrowers to Lender as an Eligible Account becomes ineligible for any reason.

Litigation and Proceedings.  Promptly upon becoming aware thereof, (i) of any litigation, arbitration, governmental investigation or other actions or proceedings which are pending or threatened against any Loan Party or any Subsidiary or to which any of the properties of any thereof is subject which might have a Material Adverse Effect, and (ii) of any Commercial Tort Claims of any Loan Party which may arise.

Names and Trade Names.  Within ten (10) days of the change of any Loan Party’s name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

ERISA Matters.  Promptly upon (i) the occurrence of any Reportable Event which might result in the termination by the PBGC of any Plan covering any officers or employees of any Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefore, (iii) its intention to terminate or withdraw from any Plan, (iv) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, (v) the failure of any Borrower or any ERISA Affiliate of any member of the Controlled Group or any other Person to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Plan, (vi) the taking of any action with respect to a Pension Plan which could result in the requirements that any Borrower furnish a bond or other security to the PBGC or such Pension Plan, (vii) the occurrence of any event with respect to any Pension Plan or Multiemployer Plan which could result in the incurrence by any ERISA Affiliate or any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Plan), (viii) any material increase in the contingent liability of any Borrower with respect to any post-retirement welfare plan benefit, or (ix) any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

Environmental Matters.  Immediately upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Loan Party or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects any Loan Party or its business operations or assets or any properties at which any Loan Party has transported, stored or disposed of any Hazardous Materials unless the foregoing could not reasonably be expected to have a Material Adverse Effect.

Default; Material Adverse Change.  Promptly of (i) any Material Adverse Effect, (ii) the occurrence of any Event of Default hereunder, or (iii) the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by Loan Parties to Lender in writing and shall describe the steps being taken by Loan Parties or any Subsidiary affected thereby with respect thereto.

Compliance with Laws and Maintenance of Permits.

Each Loan Party shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect and each Loan Party shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect.  Following any determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of any Loan Party in order to avoid non-compliance, with any Environmental Law, at Loan Parties’ joint and several expense cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

Inspection and Audits.

Loan Parties shall permit Lender, or any Persons designated by it, to call at Loan Parties’ places of business at any reasonable times during normal business hours, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Loan Parties’ books, records, journals, orders, receipts and any correspondence and other data relating to Loan Parties’ business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Loan Parties’ business as Lender may consider reasonable under the circumstances.  Loan Parties shall furnish to Lender such information relevant to Lender’s rights under the Loan Documents as Lender shall at any time and from time to time reasonably request.  Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender’s name, to verify the validity, amount or any other matter relating to any of Loan Parties’ Accounts, by mail, telephone, telecopy, electronic mail, or otherwise, provided that prior to the occurrence of an Event of Default, Lender shall conduct such verification in the name of a nominee of Lender or in any Loan Party’s name.  Each Loan Party authorizes Lender to discuss the affairs, finances and business of any Loan Parties with any officers, employees or directors of Loan Parties or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of any Loan Party with Loan Parties’ independent public accountants.  Any such discussions shall be without liability to Lender or to Loan Parties’ independent public accountants.  For each inspection or audit conducted by Lender hereunder, Loan Parties shall jointly and severally pay to Lender all costs and out-of-pocket expenses reasonably incurred by Lender.  All such costs and expenses shall constitute Obligations hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

Insurance.

Loan Parties will obtain and at all times maintain insurance with insurers acceptable to the Lender, in such amounts, on such terms (including any deductibles) and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Loan Parties operate.  Without limiting the generality of the foregoing, the Loan Parties will at all times maintain liability insurance, business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender’s loss payable endorsement for the Lender’s benefit or an endorsement showing Lender as additional insured.

If Loan Parties at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Loan Parties hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable upon notice to Loan Parties.  Such insurance, if obtained by Lender, may, but need not, protect Loan Parties’ interests or pay any claim made by or against Loan Parties with respect to the Collateral.  Such insurance may be more expensive than the cost of insurance Loan Parties may be able to obtain on its own and may be cancelled only upon Loan Parties providing evidence that they have obtained the insurance as required above.  All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute Loans hereunder, shall be payable on demand by Loan Parties to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

Collateral.

Loan Parties shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted, and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained in all material respects.  Loan Parties shall permit Lender to examine any of the Collateral at any time during normal business hours and wherever the Collateral may be located and, Loan Parties shall, immediately upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title.  Loan Parties shall, at the reasonable request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

Use of Proceeds.

All monies and other property obtained by any Borrower from Lender pursuant to this Agreement shall be used solely for business purposes of such Borrower.

Taxes.

Each Loan Party shall file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that a Loan Party shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (a) the amount so contested is shown on such Loan Party’s financial statements; (b) the contesting of any such payment does not give rise to a lien for taxes; (c) Loan Parties keep on deposit with Lender (such deposit to be held without interest) or a reserve is maintained against Borrowers’ Availability to borrow money under Section 2.01, in either case, in an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (d) if such Loan Party fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes.  If a Loan Party fails to pay any such taxes and in the absence of any such contest by such Loan Party, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be jointly and severally payable by Loan Parties to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

Intellectual Property.

Each Loan Party shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it unless the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

Checking Accounts and Cash Management Services.

Each Loan Party shall maintain all of its treasury management accounts, including depository, collection, remittance and investment accounts, with Lender, provided, however, that Loan Parties shall be permitted to maintain local petty cash accounts with other banks as needed in locations where Lender cannot provide such account services so long as the balances in such petty cash accounts do not exceed $20,000 in the aggregate.  In connection with the maintenance of accounts held with Lender, (a) normal charges shall be assessed thereon, and (b) Loan Parties shall enter into agreements with Lender for standard cash management services.  Loan Parties shall be responsible for all normal charges assessed thereon.  All of Loan Parties’ bank accounts are set forth on Schedule 9.02.  No Loan Party will open any bank account with a bank other than Lender unless (i) such Loan Party provides written notice to Lender at least ten (10) days prior to opening such account, (ii) Lender gives its prior written consent to the opening of such account, and (iii) the bank at which such account is located executes such documents as are necessary to give Lender a first priority, perfected security interest in such account.  Notwithstanding the foregoing sentence, any Loan Party may open a bank account with a local bank in the State of California for the sole purpose of funding payroll amounts to California employees, provided that the net balance of such account(s) (i.e., net of checks written or pending transfers) shall not exceed $50,000 in the aggregate at any one time.

Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control.

As required by federal law and the Lender’s policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services and Loan Parties agree to provide such information.  In addition, and without limiting the foregoing sentence, Loan Parties shall (a) ensure, and cause each Subsidiary to ensure, that no Person who owns a controlling interest in or otherwise controls any Loan Party or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and termination of this Agreement, unless Loan Parties obtain Lender’s prior written consent waiving or modifying any of Loan Parties’ covenants hereunder in any specific instance, Loan Parties jointly and severally agree as follows:

Guaranties.

No Loan Party shall assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, and except for the existing guaranty by the Company for the benefit of GES-Port Charlotte, LLC and for future guaranties for the benefit of Affiliates that are single-purpose entities as needed in the ordinary course of growing and supporting projects owned by such Affiliates provided that Loan Parties’ liability under such guaranties may not exceed $500,000 in the aggregate.

Indebtedness

No Loan Party shall create, incur, assume or become obligated (directly or indirectly), for any loans or other Indebtedness other than the Loans, except that a Loan Party may (a) borrow money from a Person other than Lender on an unsecured and subordinated basis so long as a Subordination Agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender prior to any borrowing of money by such Loan Party; (b) guaranty the obligations of Affiliates to the extent allowed under Section 11.01 of this Agreement; (c) incur Hedging Obligations in favor of Lender; (d) maintain its present Indebtedness listed on Schedule 9.14 hereto; (e) incur unsecured indebtedness to trade creditors in the ordinary course of business; (f) enter into purchase money security interest loans for the purchase of equipment and vehicles in the ordinary course of business in an amount not to exceed $300,000 in the aggregate; and (g) incur operating and capital lease obligations requiring payments not to exceed $100,000 in the aggregate during any Fiscal Year of Borrowers, and except for the existing guaranty by the Company for the benefit of GES-Port Charlotte, LLC.

Liens.

No Loan Party shall grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.

No Loan Party shall (a) enter into any merger or consolidation; (b) change the state of such Loan Party’s organization or enter into any transaction which has the effect of changing such Loan Party’s state of organization; (c) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business; (d) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person; or (e) enter into any other transaction outside the ordinary course of such Loan Party’s business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest.  No

Loan Party shall form any Subsidiaries or enter into any joint ventures or partnerships with any other Person without Lender’s prior written consent.

Dividends and Distributions

No Loan Party shall declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if such Loan Party is a corporation) or on account of any equity interest in such Loan Party (if such Loan Party is a partnership, limited liability company or other type of entity) except, with respect to Loan Parties other than the Company, to such Loan Party’s parent entity.  So long as a Loan Party is a “pass-through” tax entity for United States federal income tax purposes, provided no Event of Default has occurred and is continuing, and after first providing such supporting documentation as the Lender may request (including the personal state and federal tax returns (and all schedules thereto) of each Owner) net of any prior year loss carry-forward, such Loan Party may pay Pass-Through Tax Liabilities.

Investments; Loans.

No Loan Party shall purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than (a) direct obligations of the United States, (b) Hedging Agreements with Lender, and (c) obligations insured by the Federal Deposit Insurance Corporation and obligations unconditionally guaranteed by the United States; nor shall any Loan Party lend or otherwise advance funds to any Person except for (a) advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business; (b) loans or advances to employees not exceeding $200,000 in the aggregate outstanding for all Persons at any one time; (c) advances made by Lime Finance to customers of any Borrower pursuant to the financing of a contract between such customer and such Borrower, in the ordinary course of Lime Finance’s financing business; (d) advances made by any Loan Party to Performance Electric Company, a Massachusetts corporation, or to Performance Plumbing Company, a New York corporation, in the ordinary course of business consistent with past practices in an amount not to exceed $500,000 in the aggregate at any one time; and (e) the existing $3,704,531 advance to GES-Port Charlotte, LLC, a Georgia limited liability company, for support of its landfill-gas-to-energy project located on Zemel Road in Port Charlotte, Florida and any subsequent advances to the same entity not to exceed $360,000 in the aggregate at any one time.

Fundamental Changes, Line of Business.

No Loan Party shall amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from such Loan Party’s current business unless (a) such actions would not have a Material Adverse Effect; (b) such actions would not affect the obligations of such Loan Party to Lender; (c) such actions would not affect the interpretation of any of the terms of the Loan Documents; and (d) Lender has received ten (10) days prior written notice of such amendment or change.

Equipment.

No Loan Party shall (a) permit any Equipment to become a Fixture to real property unless such real property is owned by a Loan Party and is subject to a mortgage in favor of Lender, or (b) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender.

Affiliate Transactions.

Except as set forth on Schedule 9.09 hereto, no Loan Party shall conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Loan Party than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

Settling of Accounts.

No Borrower shall settle or adjust any Account identified by a Borrower as an Eligible Account in any material respect or any Account with respect to which the Account Debtor is an Affiliate, in each case without the consent of Lender, provided, that following the occurrence and during the continuance of an Event of Default, no Borrower shall settle or adjust any Account without the consent of Lender.

ERISA.

Except as disclosed to the Lender in writing prior to the date hereof, neither any Borrower nor any ERISA Affiliate will (a) adopt, create, assume or become a party to any Pension Plan, (b) incur any obligation to contribute to any Multiemployer Plan, (c) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (d) amend any Plan in a manner that would materially increase its funding obligations.

Subordinated Debt.

No Borrower shall make or permit any Subsidiary to make: (i) any payment of principal of, or interest on, any of the Subordinated Debt, if a Default or an Event of Default then exists hereunder or would result from such payment; (ii) any payment of the principal or interest due on the Subordinated Debt as a result of acceleration thereunder or a mandatory prepayment thereunder; (iii) any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Debt; or (iv) payment of principal or interest on the Subordinated Debt other than when due (without giving effect to any acceleration of maturity or mandatory prepayment) and expressly permitted under the terms of the Subordination Agreement.

FINANCIAL COVENANTS.

Borrowers shall maintain and keep in full force and effect each of the financial covenants set forth below:

Minimum Current Ratio.

As of the end of each fiscal quarter beginning with the fiscal quarter ending March 31, 2011, the Borrowers’ consolidated Current Ratio shall not be less than 2.00.

Maximum Tangible Leverage Ratio.

As of the end of each fiscal quarter beginning with the fiscal quarter ending March 31, 2011, the Borrowers’ consolidated Tangible Leverage Ratio shall not be greater than 1.15.

DEFAULT AND REMEDIES.

Events of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

Payment.  The failure of any Loan Party to pay when due, declared due, or demanded by Lender, any of the Obligations or Guaranteed Obligations, as applicable; or

Breach of Loan Documents.  The failure of any Loan Party to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Loan Party under any of the Loan Documents; provided that any such failure by a Borrower under Sections 10.02(a), (d), (e), (f), 10.03 and 10.09 of this Agreement shall not constitute an Event of Default hereunder until the fifteenth (15th) day following the occurrence thereof; or

Breaches of Other Obligations.  The failure of any Loan Party to perform, keep or observe (after any applicable notice and cure period) any of the covenants, conditions, promises, agreements or obligations of such Loan Party under any other agreement with any Person if such failure might have a Material Adverse Effect; or

Breach of Representations and Warranties.  The making or furnishing by any Loan Party to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with the Loan Documents or in connection with any other agreement between such Loan Party and Lender, which is untrue or misleading in any material respect as of the date made; or

Loss of Collateral.  (i) The uninsured loss, theft, damage or destruction of any of the Collateral, or (ii) the insured loss, theft, damage or destruction of any of the Collateral in an amount in excess of $100,000 in the aggregate for all such events during any year as determined by Lender in its sole discretion; or

Dispositions of Collateral.  Except as permitted by this Agreement, the sale, lease, or furnishing under a contract of service of, any of the Collateral; or

Levy, Seizure or Attachment.  The making or any attempt by any Person to make any levy, seizure or attachment upon any of the Collateral; or

Bankruptcy or Similar Proceedings.  The commencement of any proceedings in bankruptcy by or against any Loan Party or for the liquidation or reorganization of any Loan Party, or alleging that such Loan Party is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Loan Party’s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Loan Party; provided, however, that if such commencement of proceedings against such Loan Party is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings, though Lender shall have no obligation to make Loans to or issue, or cause to be issued, Letters of Credit on behalf of any Borrower during such sixty (60) day period or, if earlier, until such proceedings are dismissed; or

Appointment of Receiver.  The appointment of a receiver or trustee for any Loan Party, for any of the Collateral or for any substantial part of any Loan Party’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Loan Party which is a corporation, limited liability company or a partnership; or

Judgment.  The entry of any judgments or orders aggregating in excess of $100,000 against any Loan Party which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution; or

Dissolution of Loan Party.  The dissolution of any Loan Party; or

Default or Revocation of Guaranty.  The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Obligations or has granted Lender a security interest in or lien upon some or all of such Person’s real and/or personal property to secure the payment of all or any of the Obligations; or

Criminal Proceedings.  The institution in any court of a criminal proceeding against any Loan Party which would have a Material Adverse Effect, or the indictment of any Loan Party for any crime; or

Change of Control.  A Change of Control shall occur; or

Material Adverse Change.  A Material Adverse Effect shall occur, as determined by Lender in its sole judgment or the occurrence of any event which, in Lender’s sole judgment, could have a Material Adverse Effect; or

Other Indebtedness.  Default shall be made by any Loan Party (in its capacity as borrower, guarantor or otherwise) in any Indebtedness (other than the Loans), or if such Indebtedness shall be amended, restated, modified, substituted, extended and renewed without the prior written consent of Lender in each instance.

Remedies.

Upon the occurrence and during the continuance of an Event of Default described in Section 13.01(h) hereof, all of the Obligations shall immediately and automatically become due and payable, without notice of any kind.  Upon the occurrence of any other Event of Default, all Obligations may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Upon the occurrence and during the continuance of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in the Loan Documents and all of Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law.  In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, (i) suspend, terminate or limit any further loans or other extensions of credit under this Agreement and the other Loan Documents, and/or (ii) take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Loan Parties’ premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Loan Parties’ premises without cost to Lender.  At Lender’s request, Loan Parties shall, at Loan Parties’ joint and several expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to

Lender and Loan Parties.  Loan Parties recognize that if a Borrower fails to perform, observe or discharge any of its Obligations under the Loan Documents, or if Lime Energy fails to perform, observe or discharge any of its Guaranteed Obligations, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.  Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and the applicable Loan Party, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that such Loan Party is entitled to an accounting of the Obligations or Guaranteed Obligations, as applicable, and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made.  Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time.  Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys’ fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Obligations, and in such order of application, as Lender may from time to time elect.

Without limiting the rights of Lender under applicable law, Lender has a right of set-off, a lien against and a security interest in all property of Loan Parties now or at any time in Lender’s or any affiliate of Lender’s possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account, as security for all Obligations or Guaranteed Obligations, as applicable.  At any time and from time to time following the occurrence of a Default or an Event of Default, or event which, with the passage of time, the giving of notice or both would become an Event of Default, Lender may without notice or demand, set-off and apply or cause to be set-off or otherwise applied any and all deposits at any time held and other indebtedness at any time owing by Lender or any affiliate of Lender to or for the credit of any one or more of the Loan Parties against the Obligations.

Lender shall have the right, but not the obligation, to continue to extend the Revolving Loans during any continuing Event of Default without waiving such Event of Default or the default remedies of Lender and on such terms and conditions as Lender elects in its sole and absolute discretion.  Without limitation to any of its default rights and remedies, Lender may elect to continue to make the Revolving Loans with such a reduced Maximum Revolving Loan Limit and with such reductions in the percentages set forth in the definition of Borrowing Base as Lender determines to be in the interest of Lender.

In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the other Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default, or any event which with the giving of notice or the passage of time, or both, would become an Event of Default, Lender may, in its sole and absolute discretion, (i) withhold or cease making Loans or issuing Letters of Credit, (ii) commence accruing interest on the Loans at a rate up to the Default Rate, or (iii) decrease the Maximum Revolving Loan Limit and/or the rates of advance under the Borrowing Base.

CONDITIONS PRECEDENT.

Conditions Precedent to Execution.

The Lender’s obligation to enter into this Agreement is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing delivery list attached hereto as Schedule 14.01-A in each case properly executed by the appropriate party and in form and substance satisfactory to the Lender;

Since December 31, 2010, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by Lender in its sole discretion;

Lender shall have received payment in full of all fees and expenses payable to it by Borrowers or any other Person in connection herewith;

The Loan Parties shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

Conditions Precedent to Loans.

The Lender’s obligation to make Revolving Loans, or to issue or cause to be issued Letters of Credit, is subject to the satisfaction or waiver on or before the date of disbursement of any such Loan or issuance of any such Letter of Credit of the following conditions precedent:

With respect to the initial advance of a Revolving Loan only, Borrowers shall have satisfied the conditions set forth on Schedule 14.02(a) hereto.

Borrowers shall have delivered to Lender, in Lender’s then current form, on each day on which the Company requests a Revolving Loan, an Advance Request Form in the form attached hereto as Exhibit A;

Since the date of this Agreement, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by Lender in its sole discretion;

Lender shall have received payment in full of all fees and expenses then payable to it by Borrowers or any other Person in connection herewith;

Borrowers shall have delivered to Lender an executed Borrowing Base Certificate and a detailed trial balance of Borrowers’ Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, without limitation, the names and addresses of all Account Debtors of Borrowers;

With the respect to the issuance of any Letter of Credit in accordance with this Agreement, Borrowers shall have delivered to Lender (i) a Standby Letter of Credit Agreement and L/C Application for each Letter of Credit that any Borrower wishes to have issued thereunder, (ii) a Commercial Letter of Credit Agreement and L/C Application for each Letter of Credit that any Borrower wishes to have issued thereunder, and (iii) a Standby Letter of Credit Agreement and a Commercial Letter of Credit Agreement and L/C Application for each Letter of Credit that any Borrower wishes to have issued thereunder.

The Borrowers shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to make the Revolving Loan or issue the Letter of Credit;

The representations and warranties contained in Section 9 shall be correct on and as of the date of such Loan or issuance of such Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

No event shall have occurred and be continuing, or would result from such Loan or issuance of such Letter of Credit which constitutes an Event of Default.

LOAN GUARANTY

Guaranty.              Lime Finance hereby agrees that it is liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to Lender the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations and all costs and expenses including, without limitation, all court costs and attorneys’  fees and expenses paid or incurred by Lender in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any Borrower, or any other Guarantor of all or any part of the Obligations (such costs and expenses, together with the Obligations, collectively the “Guaranteed Obligations”). Lime Finance further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any branch or Affiliate of Lender that extended any portion of the Guaranteed Obligations.

Guaranty of Payment.         This Loan Guaranty is a guaranty of payment and not of collection. Lime Finance waives any right to require the Lender to sue any Borrower, any other Guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

No Discharge or Diminishment of Loan Guaranty.   Except as otherwise provided for herein, the obligations of Lime Finance hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Guarantor of or other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which Lime Finance may have at any time against any Obligated Party, Lender, or any other person, whether in connection herewith or in any unrelated transactions.

The obligations of Lime Finance hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

Further, the obligations of Lime Finance hereunder are not discharged or impaired or otherwise affected by: (i) the failure of Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrowers for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of Lime Finance or that would otherwise operate as a discharge of Lime Finance as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

Defenses Waived.                To the fullest extent permitted by applicable law, Lime Finance hereby waives any defense based on or arising out of any defense of any Borrower or any other Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any other Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, Lime Finance irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person.  Lender may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of Lime Finance under this Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, Lime Finance waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lime Finance against any Obligated Party or any security.

Rights of Subrogation.       Lime Finance will not assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties have fully performed all their obligations to Lender.

Reinstatement; Stay of Acceleration.   If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, Lime Finance’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not Lender is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by Lime Finance forthwith on demand by the Lender.

Information.                             Lime Finance assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that Lime Finance assumes and incurs under this Loan Guaranty, and agrees that Lender shall not have any duty to advise Lime Finance of information known to it regarding those circumstances or risks.

Termination.        Lender may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from Lime Finance.

Notwithstanding receipt of any such notice, Lime Finance will continue to be liable to Lender for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

Maximum Liability.             The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Lime Finance under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Lime Finance’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by Lime Finance or Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being Lime Finance’s “Maximum Liability”.  This Section with respect to the Maximum Liability of Lime Finance is intended solely to preserve the rights of Lender to the maximum extent not subject to avoidance under applicable law, and neither Lime Finance nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of Lime Finance hereunder shall not be rendered voidable under applicable law. Lime Finance agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of Lime Finance without impairing this Loan Guaranty or affecting the rights and remedies of Lender hereunder, provided that, nothing in this sentence shall be construed to increase Lime Finance’s obligations hereunder beyond its Maximum Liability.

Liability Cumulative.          The liability of Lime Finance under this Article is in addition to and shall be cumulative with all liabilities of each Loan Party to Lender under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

GENERAL PROVISIONS.

Indemnification.

Loan Parties jointly and severally agree to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective shareholders, members, officers, directors, managers, employees, attorneys and agents (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Loan Parties shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Loan Parties shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Loan Parties, be added to the Obligations of Borrowers and be secured by the Collateral.  Notwithstanding the foregoing, in no event shall Loan Parties be liable to any Indemnified Party for any consequential, indirect or punitive damages.  The provisions of this Section 16.01 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

Notice.

All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, to the address, telefacsimile number, e-mail address or telephone number specified for Lender or Loan Parties, as applicable, on Schedule 16.02.  Each Loan Party agrees that notices and other communications to it hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Lender and such electronic communication shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by the Loan Documents.  All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

Governing Law; Construction; Forum Selection.

THE LOAN DOCUMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

To induce Lender to accept this Agreement, each Loan Party irrevocably agrees that, subject to Lender’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THE LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS.  EACH LOAN PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE.  EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH LOAN PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO LOAN PARTY AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  EACH LOAN PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH LOAN PARTY BY LENDER IN ACCORDANCE WITH THIS SECTION.

Modification and Benefit of Agreement.

The Loan Documents may not be modified, altered or amended except by an agreement in writing signed by Loan Parties or such other Person who is a party to such Loan Document and Lender.  No Loan Party may sell, assign or transfer the Loan Documents or any portion thereof, including, without limitation, such Loan Party’s rights, titles, interest, remedies, powers or duties hereunder and thereunder.  Each Loan Party hereby consents to Lender’s sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of the Loan Documents or of any portion thereof, or participations therein, including, without limitation, Lender’s rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition.

Headings of Subdivisions.

The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

Power of Attorney.

Each Loan Party acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Obligations are satisfied and paid in full and this Agreement is terminated.

Confidentiality.

Lender hereby agrees to use commercially reasonable efforts to assure that any and all information relating to Loan Parties which is (a) furnished by Loan Parties to Lender (or to any affiliate of Lender); and (b) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Loan Parties may be distributed by Lender or such affiliate to Lender’s or such affiliate’s directors, managers, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators who have a need to see such information, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, to any other party.  In addition such information and other credit information may be distributed by Lender to potential participants or assignees of any portion of the Obligations, provided, that such potential participant or assignee agrees to follow the confidentiality requirements set forth herein.  Loan Parties and Lender further agree that this provision shall survive the termination of this Agreement.  Notwithstanding the foregoing, Loan Parties hereby consent to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

Counterparts.

The Loan Documents and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

WAIVER OF JURY TRIAL; OTHER WAIVERS.

EACH LOAN PARTY AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THE LOAN DOCUMENTS, THE OBLIGATIONS, THE GUARANTEED OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY LOAN PARTIES OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN LOAN PARTIES AND LENDER.  IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

Each Loan Party hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

Each Loan Party hereby waives the benefit of any law that would otherwise restrict or limit Lender or any affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Obligations or Guaranteed Obligations, as applicable, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such affiliate of Lender to Loan Parties, including, without limitation any Deposit Account at Lender or such affiliate.

EACH LOAN PARTY HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF LOAN PARTIES WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL, PROVIDED THAT IN THE EVENT THAT LENDER SEEKS TO ENFORCE ITS RIGHTS HEREUNDER BY JUDICIAL PROCESS OR SELF HELP, LENDER SHALL PROVIDE LOAN PARTIES WITH SUCH NOTICES AS ARE REQUIRED BY LAW.

Lender’s failure, at any time or times hereafter, to require strict performance by Loan Parties of any provision of the Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.  Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.  No delay on the part of Lender in the exercise of any right or remedy under any Loan Document shall preclude other or further exercise thereof or the exercise of any right or remedy.  None of the undertakings, agreements, warranties, covenants and representations of Loan Parties contained in the Loan Documents and no Event of Default under this Agreement or default under any of the other Loan Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Loan Parties specifying such suspension or waiver.

Joint and Several Nature.

Notwithstanding anything to the contrary contained herein, all Obligations of Borrowers, or any of them, hereunder shall be joint and several obligations of Borrowers.  Each reference to “Borrower” or “Loan Party” herein and in the other Loan Documents shall refer to Borrowers or Loan Parties, as applicable, collectively and each of them individually.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

LOAN PARTIES:

LIME ENERGY CO., a Delaware corporation		LIME ENERGY CO. NEW YORK, INC., a Delaware corporation

		By:	/s/ Jeffrey Mistarz
By:	/s/ Jeffrey Mistarz	Name: Jeffrey Mistarz
Name: Jeffrey Mistarz		Title: Chief Financial Officer

Title: Chief Financial Officer

LIME FINANCE, INC., a Delaware corporation		LIME MIDWEST, INC., an Illinois corporation

By:	/s/ Jeffrey Mistarz
Name: Jeffrey Mistarz		By:	/s/ Jeffrey Mistarz
Title: Chief Financial Officer		Name: Jeffrey Mistarz
Title: Chief Financial Officer

PARKE INDUSTRIES INCORPORATED, a California corporation		PLI ACQUISITION CORP., a Delaware corporation
		By:	/s/ Jeffrey Mistarz
By:	/s/ Jeffrey Mistarz	Name: Jeffrey Mistarz
Name: Jeffrey Mistarz		Title: Chief Financial Officer
Title: Chief Financial Officer

TEXAS ENERGY PRODUCTS, INC., a Delaware corporation		LIME ENERGY ASSET DEVELOPMENT, LLC, a Delaware limited liability company

By:	/s/ Jeffrey Mistarz	By:	LIME ENERGY CO., its sole Member and
Name: Jeffrey Mistarz			Manager
Title: Chief Financial Officer
			By:	/s/ Jeffrey Mistarz
Name: Jeffrey Mistarz
Title: Chief Financial Officer

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APPLIED ENERGY MANAGEMENT, INC., a Massachusetts corporation			LIME ENERGY CONSULTING AND TECHNICAL SERVICES, LLC, a North Carolina limited liability company

By:	/s/ Jeffrey Mistarz		By:	APPLIED ENERGY MANAGEMENT,
Name: Jeffrey Mistarz				INC., its sole Member and Manager
Title: Treasurer
				By:	/s/ Jeffrey Mistarz
Name: Jeffrey Mistarz
Title: Treasurer

APPLIED ENERGY MANAGEMENT LIGHTING, LLC, a Massachusetts limited liability company			LANDMARK ELECTRICAL AND MECHANICAL SERVICES, LLC, a New York limited liability company

By:	APPLIED ENERGY MANAGEMENT, INC., its sole Member and Manager		By:	APPLIED ENERGY MANAGEMENT, INC., its sole Member and Manager

	By:	/s/ Jeffrey Mistarz	By:	/s/ Jeffrey Mistarz
	Name: Jeffrey Mistarz		Name: Jeffrey Mistarz
	Title: Treasurer		Title: Treasurer

LANDMARK SERVICE COMPANY, LLC, a North Carolina limited liability company			LANDMARK SERVICES COMPANY OF FLORIDA, LLC, a Florida limited liability company

By:	APPLIED ENERGY MANAGEMENT, INC., its sole Member and Manager		By:	APPLIED ENERGY MANAGEMENT, INC., its sole Member and Manager

	By:	/s/ Jeffrey Mistarz		By:	/s/ Jeffrey Mistarz
	Name: Jeffrey Mistarz			Name: Jeffrey Mistarz
	Title: Treasurer			Title: Treasurer

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LANDMARK SERVICES COMPANY OF NORTH CAROLINA, LLC, a North Carolina limited liability company			PLI ACQUISITION CORP., a Washington corporation
			By:	/s/ Jeffrey Mistarz
By:	APPLIED ENERGY MANAGEMENT,		Name: Jeffrey Mistarz
	INC., its sole Member and Manager		Title: Chief Financial Officer

	By:	/s/ Jeffrey Mistarz
Name: Jeffrey Mistarz
Title: Treasurer

[Lender signature on next page]

[Lender signature page]

Lender:

AMERICAN CHARTERED BANK,
an Illinois banking corporation

By:	/s/ William D. Provan
William D. Provan
Group Senior Vice President

REVOLVING NOTE

$7,000,000.00	March 9, 2011

For value received, the undersigned, LIME ENERGY CO., a Delaware corporation, LIME ENERGY CO. NEW YORK, INC., a Delaware corporation, LIME MIDWEST, INC., an Illinois corporation, PARKE INDUSTRIES INCORPORATED, a California corporation, PLI ACQUISITION CORP., a Delaware corporation, PLI ACQUISITION CORP., a Washington corporation, TEXAS ENERGY PRODUCTS, INC., a Delaware corporation, LIME ENERGY ASSET DEVELOPMENT, LLC, a Delaware limited liability company, APPLIED ENERGY MANAGEMENT, INC., a Massachusetts corporation,  LIME ENERGY CONSULTING AND TECHNICAL SERVICES, LLC,  a North Carolina limited liability company, APPLIED ENERGY MANAGEMENT LIGHTING, LLC, a Massachusetts limited liability company, LANDMARK ELECTRICAL AND MECHANICAL SERVICES, LLC, a New York limited liability company,  LANDMARK SERVICE COMPANY, LLC, a North Carolina limited liability company, LANDMARK SERVICES COMPANY OF NORTH CAROLINA, LLC, a North Carolina limited liability company, and LANDMARK SERVICES COMPANY OF FLORIDA, LLC, a Florida limited liability company (collectively, the “Borrowers”), jointly and severally, hereby promise to pay to the order of AMERICAN CHARTERED BANK, an Illinois banking corporation (the “Lender”), on the Termination Date referenced in the Credit and Security Agreement dated the same date as this Revolving Note that was entered into by the Lender, the Borrowers and Lime Finance, Inc. (as amended from time to time, the “Credit Agreement”), at Lender’s office located at 450 E. Higgins Road, Elk Grove Village, IL 60007, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Seven Million and No/100 Dollars ($7,000,000.00) or the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrowers under the Credit Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Revolving Note is fully paid at the rate from time to time in effect under the Credit Agreement.

This Revolving Note is the Revolving Note referenced in the Credit Agreement, and is subject to the terms of the Credit Agreement, which provides, among other things, for acceleration hereof.  Principal and interest due hereunder shall be payable as provided in the Credit Agreement, and this Revolving Note may be prepaid only in accordance with the terms of the Credit Agreement.  This Revolving Note is secured, among other things, pursuant to the Credit Agreement and the Loan Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Revolving Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

LIME ENERGY CO., a Delaware corporation		LIME ENERGY CO. NEW YORK, INC., a Delaware corporation

By:	/s/ Jeffrey Mistarz	By:	/s/ Jeffrey Mistarz
Name: Jeffrey Mistarz		Name: Jeffrey Mistarz
Title: Chief Financial Officer
Title: Chief Financial Officer

PARKE INDUSTRIES INCORPORATED, a California corporation		LIME MIDWEST, INC., an Illinois corporation

By:	/s/ Jeffrey Mistarz
Name: Jeffrey Mistarz		By:	/s/ Jeffrey Mistarz
Title: Chief Financial Officer		Name: Jeffrey Mistarz
Title: Chief Financial Officer

TEXAS ENERGY PRODUCTS, INC., a Delaware corporation		PLI ACQUISITION CORP., a Delaware corporation
		By:	/s/ Jeffrey Mistarz
By:	/s/ Jeffrey Mistarz	Name: Jeffrey Mistarz
Name: Jeffrey Mistarz		Title: Chief Financial Officer
Title: Chief Financial Officer

APPLIED ENERGY MANAGEMENT, INC., a Massachusetts corporation		LIME ENERGY ASSET DEVELOPMENT, LLC, a Delaware limited liability company

		By:	LIME ENERGY CO., its sole Member and
By:	/s/ Jeffrey Mistarz		Manager
Name: Jeffrey Mistarz
Title: Treasurer			By:	/s/ Jeffrey Mistarz
Name: Jeffrey Mistarz
Title: Chief Financial Officer

[Borrower signatures continued on next page]

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APPLIED ENERGY MANAGEMENT LIGHTING, LLC, a Massachusetts limited liability company			LIME ENERGY CONSULTING AND TECHNICAL SERVICES, LLC, a North Carolina limited liability company

By:	APPLIED ENERGY MANAGEMENT, INC., its sole Member and Manager		By:	APPLIED ENERGY MANAGEMENT, INC., its sole Member and Manager

	By:	/s/ Jeffrey Mistarz		By:	/s/ Jeffrey Mistarz
	Name: Jeffrey Mistarz			Name: Jeffrey Mistarz
	Title: Treasurer			Title: Treasurer

LANDMARK SERVICE COMPANY, LLC, a North Carolina limited liability company			LANDMARK ELECTRICAL AND MECHANICAL SERVICES, LLC, a New York limited liability company
By:	APPLIED ENERGY MANAGEMENT, INC., its sole Member and Manager
			By:	APPLIED ENERGY MANAGEMENT, INC., its sole Member and Manager

	By:	/s/ Jeffrey Mistarz
	Name: Jeffrey Mistarz			By:	/s/ Jeffrey Mistarz
	Title: Treasurer			Name: Jeffrey Mistarz
Title: Treasurer

LANDMARK SERVICES COMPANY OF NORTH CAROLINA, LLC, a North Carolina limited liability company			LANDMARK SERVICES COMPANY OF FLORIDA, LLC, a Florida limited liability company
			By:	APPLIED ENERGY MANAGEMENT,
By:	APPLIED ENERGY MANAGEMENT,			INC., its sole Member and Manager
INC., its sole Member and Manager
				By:	/s/ Jeffrey Mistarz
	By:	/s/ Jeffrey Mistarz		Name: Jeffrey Mistarz
	Name: Jeffrey Mistarz			Title: Treasurer
Title: Treasurer

PLI ACQUISITION CORP., a Washington corporation

By:	/s/ Jeffrey Mistarz
Name: Jeffrey Mistarz
Title: Chief Financial Officer